EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of The Wendy’s Company (the “Company”). Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to The Wendy’s Company. The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale by the Company of certain assets used in the operation of 54 Wendy’s® restaurants, including one in development, in the Salt Lake City, Utah area to NPC Quality Burgers, Inc. (“NPC”) for $29.1 million (subject to customary purchase price adjustments) plus initial franchise fees and development fees for the right to develop Wendy’s restaurants in the future in the Salt Lake City, Utah area (the “NPC Disposition”).

The unaudited pro forma condensed consolidated balance sheet as of September 29, 2013 reflects the pro forma effect as if the NPC Disposition had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 29, 2013 and the year ended December 30, 2012 include The Wendy’s Company’s historical statements of operations, adjusted to reflect the pro forma effect as if the NPC Disposition had been consummated on January 2, 2012 (the first day of our 2012 fiscal year). The historical consolidated financial statements referred to above for The Wendy’s Company were included in its Quarterly Report on Form 10-Q for the quarter ended September 29, 2013 and Annual Report on Form 10-K for the year ended December 30, 2012. The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto for The Wendy’s Company.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the sale, (b) are factually supportable and (c) with respect to the statement of operations, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale, including potential general and administrative cost savings. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the NPC Disposition had occurred on January 2, 2012 nor is it necessarily indicative of our future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 29, 2013
(In Thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$513,431	$30,310	(a)	$543,741
Accounts and notes receivable	62,620	—		62,620
Inventories	9,127	—		9,127
Prepaid expenses and other current assets	118,680	(7,574)	(b)	111,106
Deferred income tax benefit	86,173	—		86,173
Advertising funds restricted assets	68,768	—		68,768
Total current assets	858,799	22,736		881,535
Properties	1,156,320	—		1,156,320
Goodwill	868,057	(5,853)	(b)	862,204
Other intangible assets	1,300,035	8,601	(c)	1,308,636
Investments	106,636	—		106,636
Deferred costs and other assets	34,108	—		34,108
Total assets	$4,323,955	$25,484		$4,349,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$38,260	$—		$38,260
Accounts payable	89,743	—		89,743
Accrued expenses and other current liabilities	156,075	1,678	(d)	157,753
Advertising funds restricted liabilities	68,768	—		68,768
Total current liabilities	352,846	1,678		354,524
Long-term debt	1,433,662	—		1,433,662
Deferred income taxes	454,524	9,344	(e)	463,868
Other liabilities	161,614	4,964	(c)	166,653
		75	(f)
Commitments and contingencies
The Wendy’s Company stockholders’ equity	1,923,722	9,423	(g)	1,933,145
Noncontrolling interests	(2,413)	—		(2,413)
Total liabilities and equity	$4,323,955	$25,484		$4,349,439

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 29, 2013
(In Thousands Except Per Share Amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Sales	$1,659,900	$(55,414)	(b)	$1,604,486
Franchise revenues	235,105	6,706	(h)	241,811
	1,895,005	(48,708)		1,846,297
Costs and expenses:
Cost of sales	1,403,303	(44,972)	(b)	1,356,550
		(1,781)	(i)
General and administrative	216,623	(1,220)	(b)	215,403
Depreciation and amortization	134,841	(1,251)	(b)	133,590
Impairment of long-lived assets	5,327	—		5,327
Facilities action charges, net	31,690	—		31,690
Other operating income, net	(3,043)	1,781	(i)	(1,059)
		203	(c)
	1,788,741	(47,240)		1,741,501
Operating profit	106,264	(1,468)		104,796
Interest expense	(55,548)	—		(55,548)
Loss on early extinguishment of debt	(21,019)	—		(21,019)
Investment income and other (expense), net	50	—		50
Income before income taxes and noncontrolling interests	29,747	(1,468)		28,279
Provision for income taxes	(17,774)	565	(j)	(17,209)
Net income	11,973	(903)		11,070
Net loss attributable to noncontrolling interests	445	—		445
Net income attributable to The Wendy’s Company	$12,418	$(903)		$11,515

Basic net income per share attributable to The Wendy’s Company	$0.03			$0.03
Diluted net income per share attributable to The Wendy’s Company	$0.03			$0.03

Weighted average number of basic shares outstanding	392,750			392,750
Weighted average number of diluted shares outstanding	398,101			398,101

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 30, 2012
(In Thousands Except Per Share Amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Sales	$2,198,323	$(71,455)	(b)	$2,126,868
Franchise revenues	306,919	8,886	(h)	315,805
	2,505,242	(62,569)		2,442,673
Costs and expenses:
Cost of sales	1,881,248	(58,662)	(b)	1,820,128
		(2,458)	(i)
General and administrative	287,808	(1,703)	(b)	286,105
Depreciation and amortization	146,976	(1,805)	(b)	145,171
Impairment of long-lived assets	21,097	—		21,097
Facilities relocation costs and other transactions	41,031	—		41,031
Other operating expense, net	4,335	2,458	(i)	6,960
		167	(c)
	2,382,495	(62,003)		2,320,492
Operating profit	122,747	(566)		122,181
Interest expense	(98,604)	—		(98,604)
Loss on early extinguishment of debt	(75,076)	—		(75,076)
Other income, net and investment income, net	37,808	—		37,808
Loss before income taxes and noncontrolling interests	(13,125)	(566)		(13,691)
Benefit from income taxes	21,083	219	(j)	21,302
Income from continuing operations	7,958	(347)		7,611
Income attributable to noncontrolling interests	(2,384)	—		(2,384)
Income from continuing operations attributable to The Wendy’s Company	$5,574	$(347)		$5,227

Basic income from continuing operations per share attributable to The Wendy’s Company	$0.02			$0.01
Diluted income from continuing operations per share attributable to The Wendy’s Company	$0.02			$0.01

Weighted average number of basic shares outstanding	390,275			390,275
Weighted average number of diluted shares outstanding	392,140			392,140

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(In Thousands)

Description of Transaction and Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of The Wendy’s Company (“The Wendy’s Company” or the “Company”), which were included in its Quarterly Report on Form 10-Q for the quarter ended September 29, 2013 and Annual Report on Form 10-K for the year ended December 30, 2012. Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to The Wendy’s Company together with its direct and indirect subsidiaries. The unaudited pro forma condensed consolidated statements of operations reflect the sale by the Company of certain assets related to the operations of 54 Wendy’s restaurants, including one in development, as if the sale had been consummated on January 2, 2012 (the first day of our 2012 fiscal year). The unaudited pro forma condensed consolidated balance sheet as of September 29, 2013 reflect such sale as if it had been consummated on that date.

Pro Forma Adjustments

On December 9, 2013, Wendy’s completed the sale by the Company of certain assets used in the operation of 54 Wendy’s restaurants, including one in development, in the Salt Lake City, Utah area to NPC pursuant to the terms of an Asset Purchase Agreement and First Amendment to Asset Purchase Agreement (collectively, the “Agreements”) dated as of November 19, 2013 and November 20, 2013, respectively, for $29,053 (subject to customary purchase price adjustments) plus initial franchise fees. The Agreements also include fees for the right to develop Wendy’s restaurants in the future in the Salt Lake City, Utah area (“Development Fees”).

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

(a)	Reflects anticipated cash proceeds of the $29,053 sale price, $1,300 of initial franchise fees and $75 of Development Fees, as reduced by $(118) of net liabilities assumed.

(b)	The elimination of assets and liabilities included in the NPC Disposition, estimated goodwill allocated to the restaurants being sold and historical revenues and expenses.

(c)
Reflects favorable lease assets and unfavorable lease liabilities resulting from the lease and/or sublease of land, buildings and/or leasehold improvements to NPC and the related pro forma effect on continuing amortization.

(d)	Reflects the deferral of anticipated cash proceeds for the development of one restaurant under our image activation program.

(e)
Income taxes related to the estimated pre-tax gain on sale and revenue recognized for the initial franchise fees. Income taxes are based on the estimated statutory tax rate adjusted for the impact of non-deductible goodwill.

(f)	Reflects the deferral of anticipated cash proceeds for Development Fees which will be recognized in connection with the future development of Wendy’s restaurants by NPC.

(g)
The after-tax effect on stockholders’ equity attributable to The Wendy’s Company due to the NPC Disposition including: (1) $8,577 estimated gain on sale and (2) $846 revenue recognized for the initial franchise fees.

(h)	Pro forma franchise royalty revenues and rental income as a result of the NPC Disposition.

(i)
Reclassification of continuing rental expense and net favorable and unfavorable lease amortization from cost of sales to other operating expense, net as a result of the related properties being subleased to NPC in connection with the NPC Disposition.

(j)	The income tax effect resulting from the pro forma effect of the NPC Disposition based on the estimated statutory tax rate.